RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                           RFMSI SERIES 2004-S3 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-S3

                 $  577,574      0.00%     CLASS A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated March 25, 2004
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 25, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                                  CREDIT SCORE DISTRIBUTION

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
520 - 539..................           1          $     49,902            0.03%         $   49,902               63.00%
560 - 579..................           1               464,628            0.26             464,628               70.00
580 - 599..................           1                63,058            0.03              63,058               53.00
600 - 619..................           4             1,633,279            0.90             408,320               64.34
620 - 639..................           3             1,742,818            0.96             580,939               43.75
640 - 659..................           6             2,257,908            1.25             376,318               60.28
660 - 679..................          23             9,250,561            5.11             402,198               62.33
680 - 699..................          25            10,890,442            6.02             435,618               58.87
700 - 719..................          34            13,218,655            7.30             388,784               59.82
720 - 739..................          38            14,195,303            7.84             373,561               59.78
740 - 759..................          50            20,519,976           11.34             410,400               58.62
760 - 779..................          81            33,702,554           18.62             416,081               57.02
780 - 799..................          94            38,349,185           21.18             407,970               57.87
800 or greater.............          84            33,884,029           18.72             403,381               52.65
Subtotal with Credit Score.         445          $180,222,298           99.55%         $  404,994               57.38%
Not Available..............           2               808,823            0.45             404,412               72.36
                                  ---------      ------------       -------------      ------------        ----------------
     Total.................         447          $181,031,122          100.00%         $  404,991               57.45%
                                  =========      ============       =============      ============        ================

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 757.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                                                           MORTGAGE RATES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.750 - 4.874..............        5         $  2,832,130          1.56%        $   566,426         760           56.37%
4.875 - 4.999..............       19            8,521,633          4.71             448,507         771           62.15
5.000 - 5.124..............       57           25,486,569         14.08             447,133         756           56.53
5.125 - 5.249..............       94           41,265,991         22.79             439,000         762           55.31
5.250 - 5.374..............       92           38,999,864         21.54             423,912         758           57.68
5.375 - 5.499..............       66           26,174,964         14.46             396,590         756           57.78
5.500 - 5.624..............       62           21,888,324         12.09             353,037         746           58.66
5.625 - 5.749..............       21            6,794,942          3.75             323,569         746           66.87
5.750 - 5.874..............       14            4,435,222          2.45             316,802         752           49.09
5.875 - 5.999..............       11            2,369,434          1.31             215,403         752           61.25
6.000 - 6.124..............        4            1,618,878          0.89             404,720         784           43.20
6.125 - 6.249..............        1              283,097          0.16             283,097         786           80.00
6.375 - 6.499..............        1              360,075          0.20             360,075         720           88.00
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      447         $181,031,122        100.00%        $   404,991         757           57.45%
                             ==========      ============     ============      ============   =============  =============

As of March 1, 2005, the weighted average mortgage rate was approximately 5.2550% per annum.


                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
100,000 or less............      16          $  1,163,682          0.64%        $     72,730        710           64.17%
100,001 to 200,000.........      25             3,250,672          1.80              130,027        757           53.83
200,001 to 300,000.........      31             7,175,895          3.96              231,480        751           56.98
300,001 to 400,000.........     138            46,745,800         25.82              338,738        760           57.26
400,001 to 500,000.........     125            53,360,599         29.48              426,885        756           56.97
500,001 to 600,000.........      55            28,740,418         15.88              522,553        767           59.26
600,001 to 700,000.........      27            16,135,721          8.91              597,619        764           57.17
700,001 to 800,000.........      11             7,879,249          4.35              716,295        758           57.10
800,001 to 900,000.........       5             3,980,440          2.20              796,088        749           60.79
900,001 to 1,000,000.......      13            11,637,170          6.43              895,167        724           58.08
1,000,001 to 1,100,000.....       1               961,477          0.53              961,477        745           32.00
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................     447          $181,031,122        100.00%        $    404,991        757           57.45%
                             ==========      ============     ============      ============   =============  =============



                                                         ORIGINAL LTV RATIOS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01 - 50.00..............         139          $  55,027,704          30.40%         $    395,883              765
50.01 - 55.00..............          54             21,331,338          11.78               395,025              766
55.01 - 60.00..............          60             25,947,575          14.33               432,460              752
60.01 - 65.00..............          50             22,232,350          12.28               444,647              741
65.01 - 70.00..............          50             21,075,314          11.64               421,506              756
70.01 - 75.00..............          43             17,582,206           9.71               408,889              755
75.01 - 80.00..............          41             16,035,296           8.86               391,105              754
80.01 - 85.00..............           2                166,674           0.09                83,337              746
85.01 - 90.00..............           5              1,123,416           0.62               224,683              710
90.01 - 95.00..............           3                509,250           0.28               169,750              754
                                  ---------      ------------       -------------      ------------        ----------------
      Total................         447          $ 181,031,122         100.00%         $    404,991              757
                                  =========      ============       =============      ============        ================

The weighted average LTV ratio at origination of the mortgage loans was approximately 57.45%.


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................        7         $  2,278,902          1.26%        $    325,557        737          67.85%
Arizona....................        4            2,336,056          1.29              584,014        747          66.42
California.................      191           81,787,497         45.18              428,207        760          55.01
Colorado...................        9            3,229,178          1.78              358,798        780          59.89
Connecticut................        7            3,207,468          1.77              458,210        745          51.05
District of Columbia.......        2              858,844          0.47              429,422        801          41.45
Delaware...................        2              485,292          0.27              242,646        780          63.44
Florida....................       18            6,255,696          3.46              347,539        763          59.18
Georgia....................        9            3,161,858          1.75              351,318        731          70.00
Hawaii.....................        2            1,432,836          0.79              716,418        775          53.99
Illinois...................       21            8,940,692          4.94              425,747        749          51.39
Indiana....................        4            1,161,851          0.64              290,463        772          79.20
Kansas.....................        1              435,382          0.24              435,382        773          62.00
Kentucky...................        2              852,043          0.47              426,021        714          71.04
Louisiana..................        3              910,500          0.50              303,500        762          73.71
Massachusetts..............        9            3,654,902          2.02              406,100        761          59.20
Maryland...................       13            4,798,987          2.65              369,153        736          62.84
Michigan...................        9            4,806,679          2.66              534,075        772          52.49
Minnesota..................        5            2,303,778          1.27              460,756        785          61.04
Missouri...................        2              439,310          0.24              219,655        802          69.02
Mississippi................        1              294,368          0.16              294,368        790          89.00
North Carolina.............        7            2,681,750          1.48              383,107        747          57.47
Nebraska...................        1              327,665          0.18              327,665        804          42.00
New Hampshire..............        2              437,862          0.24              218,931        721          83.03
New Jersey.................        6            2,980,130          1.65              496,688        759          54.40
New Mexico.................        3              878,431          0.49              292,810        806          67.24
Nevada.....................        7            2,925,691          1.62              417,956        776          59.61
New York...................       16            5,271,755          2.91              329,485        730          51.57
Ohio.......................        3            1,225,131          0.68              408,377        747          73.70
Oklahoma...................        4              827,244          0.46              206,811        766          64.37
Oregon.....................        5            1,761,364          0.97              352,273        758          57.02
Pennsylvania...............        5            1,725,178          0.95              345,036        745          58.18
South Carolina.............        2              694,449          0.38              347,225        774          39.59
Tennessee..................        6            2,033,797          1.12              338,966        750          62.48
Texas......................       31           10,866,182          6.00              350,522        746          63.57
Utah.......................        3              970,320          0.54              323,440        776          62.80
Virginia...................        9            3,684,878          2.04              409,431        760          58.27
Washington.................       11            5,531,595          3.06              502,872        749          57.67
Wisconsin..................        5            2,575,580          1.42              515,116        734          65.62
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      447         $181,031,122        100.00%        $    404,991        757          57.45%
                             ==========      ============     ============      ============   =============  =============


         No more than 1.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.


                                                 LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................       45         $ 22,445,198         12.40%        $    498,782        759           66.16%
Rate/Term Refinance........      306          124,157,205         68.58              405,742        758           55.76
Equity Refinance...........       96           34,428,719         19.02              358,632        752           57.84
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      447         $181,031,122        100.00%        $    404,991        757           57.45%
                             ==========      ============     ============      ============   =============  =============




                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      327         $134,824,935         74.48%        $    412,309        761           59.05%
Reduced Documentation......      120           46,206,187         25.52              385,052        746           52.76
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      447         $181,031,122        100.00%        $    404,991        757           57.45%
                             ==========      ============     ============      ============   =============  =============

         No more than 58.1% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 9.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       OCCUPANCY TYPE           LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      437         $177,032,042         97.79%        $    405,108        756           57.35%
Second/Vacation............       10            3,999,080          2.21              399,908        784           61.93
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      447         $181,031,122        100.00%        $    404,991        757           57.45%
                             ==========      ============     ============      ============   =============  =============



                                                      MORTGAGED PROPERTY TYPES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....      335         $133,232,232         73.60%        $    397,708        757           56.47%
Planned Unit Developments
(detached).................       90           39,585,305         21.87              439,837        756           60.09
Condo Low-Rise (less than
5 stories).................        9            3,810,329          2.10              423,370        768           63.05
Two-to-four family units...        7            2,463,638          1.36              351,948        743           62.77
Townhouse..................        2              812,272          0.45              406,136        778           56.59
Planned Unit Developments
(attached).................        3              665,339          0.37              221,780        756           55.85
Condo High-Rise
(9 stories or more)........        1              462,008          0.26              462,008        765           41.00
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      447         $181,031,122        100.00%        $    404,991        757           57.45%
                             ==========      ============     ============      ============   =============  =============



                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.470......................       4          $  1,870,653         1.03%         $    467,663        767          68.89%
4.570......................       1               961,477         0.53               961,477        745          32.00
4.595......................      19             8,521,633         4.71               448,507        771          62.15
4.720......................      56            24,591,489        13.58               439,134        757          56.55
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      80          $ 35,945,253        19.86%         $    449,316        760          57.86%
                             ==========      ============     ============      ============   =============  =============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.613826530%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      95         90        84         77          72
April 2007.............................................      89         80        67         55          48
April 2008.............................................      83         70        53         39          31
April 2009.............................................      77         61        42         27          20
April 2010.............................................      70         52        32         19          13
April 2011.............................................      64         44        25         13           8
April 2012.............................................      56         37        19          9           5
April 2013.............................................      49         30        14          6           3
April 2014.............................................      41         24        10          4           2
April 2015.............................................      33         18         7          2           1
April 2016.............................................      24         12         4          1           1
April 2017.............................................      15          7         2          1           *
April 2018.............................................       5          2         1          *           *
April 2019.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........     7.5        5.8        4.1        3.1        2.6

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $36,783,690.10       $146,390,171.11
Weighted average mortgage rate.........     4.9529933935%               5.3302%
Weighted average servicing fee rate....     0.2800000000%               0.3298%
Weighted average original term to
maturity (months)......................              179                   179
Weighted average remaining term
to maturity (months)...................              162                   163

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$459,605......................  3.6%    4.8%    7.0%    9.6%     11.5%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.



                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    159,458       $ 41,799,848        156,842        $41,837,077        142,330    $38,092,093
Period of Delinquency
  30 to 59 days............      2,081            485,414          2,147            488,965          1,968        469,058
  60 to 89 days............        297             66,720            336             72,625            327         75,698
  90 days or more..........        301             69,148            307             68,860            333         76,136
Foreclosures Pending.......        419            100,940            340             81,219            350         91,964
Total Delinquent Loans.....      3,098       $    722,221          3,130           $711,669          2,978       $712,856
Percent of Loan
    Portfolio..............      1.943%             1.728%         1.996%             1.701%         2.092%         1.871%



                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    104,754        $29,652,506         61,336        $19,562,648         51,674    $17,633,235
Period of Delinquency
  30 to 59 days............      1,391            350,118            813            202,438            354        101,882
  60 to 89 days............        256             59,355            180             37,722             80         18,514
  90 days or more..........        277             67,047            229             51,671             99         22,840
Foreclosures Pending.......        333             80,326            243             58,402            139         31,349
Total Delinquent Loans.....      2,257           $556,846          1,465           $350,233            672       $174,585
Percent of Loan
    Portfolio..............      2.155%             1.878%         2.388%             1.790%         1.300%         0.990%

----------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                   AT DECEMBER 31, 1999             AT DECEMBER 31, 2000            AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......     31,572       $ 5,733,023         29,442         $5,424,670         26,174     $4,923,160
Period of Delinquency
  30 to 59 days............        476            87,173            481             80,450            436         72,245
  60 to 89 days............         72            13,317             85             14,464             71         13,138
  90 days or more..........         68            14,146             57             12,443             64         12,292
Foreclosures Pending.......        113            23,846             87             17,435             79         22,361
Total Delinquent Loans.....        729       $   138,482            710         $  124,791            650     $  120,036
Percent of Loan
    Portfolio..............      2.309%            2.416%         2.412%             2.300%         2.483%         2.438%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003              AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......     20,813       $ 4,388,764         15,134         $3,902,833         12,980     $3,701,651
Period of Delinquency
  30 to 59 days............        303            56,489            221             45,326             80         18,542
  60 to 89 days............         62            12,354             38              7,098             21          4,011
  90 days or more..........         66            16,163             55              9,585             15          2,980
Foreclosures Pending.......         68            14,099             53             11,232             26          5,253
Total Delinquent Loans.....        499       $    99,105            367         $   73,241            142        $30,786
Percent of Loan
    Portfolio..............      2.398%            2.258%         2.425%             1.877%         1.094%         0.832%

----------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                           JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $41,799,848          $41,837,077            $38,092,093
Average Portfolio Balance....       $41,744,291          $41,712,987            $40,578,437
Foreclosed Loans.............           $36,732              $18,166                $11,865
Liquidated Foreclosed Loans..          $ 40,097              $57,997                $35,574
Foreclosed Loans Ratio.......             0.088%               0.043%                 0.031%
Gross Loss...................            $6,022              $16,608                 $9,085
Gross Loss Ratio.............             0.014%               0.040%                 0.022%
Covered Loss.................            $3,549               $6,438                 $5,451
Net Loss.....................            $2,473              $10,170                 $3,633
Net Loss Ratio...............             0.006%               0.024%                 0.009%
Excess Recovery..............              $333                  $39                     $5


                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)

Total Loan Portfolio.........       $29,652,506          $19,562,648            $17,633,235
Average Portfolio Balance....       $34,185,451          $23,080,737            $17,999,485
Foreclosed Loans.............           $13,924               $9,435                 $2,109
Liquidated Foreclosed Loans..           $30,193              $28,302                $16,609
Foreclosed Loans Ratio.......             0.047%               0.048%                 0.012%
Gross Loss...................            $5,871               $5,331                 $2,922
Gross Loss Ratio.............             0.017%               0.023%                 0.016%
Covered Loss.................            $3,056               $4,219                 $1,648
Net Loss.....................            $2,816               $1,112                 $1,274
Net Loss Ratio...............             0.008%               0.005%                 0.007%
Excess Recovery..............              $108                  $18                    $68


                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)

Total Loan Portfolio.........       $5,733,023           $5,424,670             $4,923,160
Average Portfolio Balance....       $6,483,857           $5,497,288             $5,208,164
Foreclosed Loans.............           $7,705               $2,749                   $841
Liquidated Foreclosed Loans..           $7,487              $10,220                 $5,253
Foreclosed Loans Ratio.......            0.134%               0.051%                 0.017%
Gross Loss...................           $1,142               $4,343                 $1,657
Gross Loss Ratio.............            0.018%               0.079%                 0.032%
Covered Loss.................             $561                 $895                 $1,202
Net Loss.....................             $581               $3,449                   $456
Net Loss Ratio...............            0.009%               0.063%                 0.009%
Excess Recovery..............             $148                  $25                     $0


                                   AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                    YEAR ENDED           YEAR ENDED            YEAR ENDED
                                 DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)

Total Loan Portfolio.........       $4,388,764           $3,902,833             $3,701,651
Average Portfolio Balance....       $4,572,334           $4,082,685             $3,702,764
Foreclosed Loans.............           $3,323               $2,051                   $798
Liquidated Foreclosed Loans..           $3,685               $5,319                 $2,680
Foreclosed Loans Ratio.......            0.076%               0.053%                 0.022%
Gross Loss...................           $1,047               $1,473                   $581
Gross Loss Ratio.............            0.023%               0.036%                 0.016%
Covered Loss.................             $462                 $884                   $227
Net Loss.....................             $585                 $589                   $353
Net Loss Ratio...............            0.013%               0.014%                 0.010%
Excess Recovery..............               $0                   $0                    $15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:42                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S3(POOL #  4807)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4807
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XGN7   224,872,000.00 187,469,220.18     4.750000  %  2,440,516.09
A-P     76111XGP2       658,588.67     608,473.04     0.000000  %      3,236.36
A-V     76111XGQ0             0.00           0.00     0.199985  %          0.00
R       76111XGR8           100.00           0.00     4.750000  %          0.00
M-1     76111XGS6     1,370,500.00   1,323,603.88     4.750000  %      5,420.61
M-2     76111XGT4       456,600.00     440,975.94     4.750000  %      1,805.94
M-3     76111XGU1       342,400.00     330,683.67     4.750000  %      1,354.26
B-1     76111XGV9       228,300.00     220,487.97     4.750000  %        902.97
B-2     76111XGW7       114,100.00     110,195.70     4.750000  %        451.29
B-3     76111XGX5       228,316.90     220,504.29     4.750000  %        903.04

-------------------------------------------------------------------------------
                  228,270,905.57   190,724,144.67                  2,454,590.56
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       742,065.66  3,182,581.75            0.00       0.00    185,028,704.09
A-P             0.00      3,236.36            0.00       0.00        605,236.68
A-V        31,784.90     31,784.90            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,239.27     10,659.88            0.00       0.00      1,318,183.27
M-2         1,745.53      3,551.47            0.00       0.00        439,170.00
M-3         1,308.96      2,663.22            0.00       0.00        329,329.41
B-1           872.76      1,775.73            0.00       0.00        219,585.00
B-2           436.19        887.48            0.00       0.00        109,744.41
B-3           872.83      1,775.87            0.00       0.00        219,601.25

-------------------------------------------------------------------------------
          784,326.10  3,238,916.66            0.00       0.00    188,269,554.11
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     833.670800   10.852912     3.299947    14.152859   0.000000  822.817888
A-P     923.904507    4.914084     0.000000     4.914084   0.000000  918.990423
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     965.781744    3.955206     3.822889     7.778095   0.000000  961.826538
M-2     965.781751    3.955212     3.822887     7.778099   0.000000  961.826538
M-3     965.781737    3.955199     3.822897     7.778096   0.000000  961.826538
B-1     965.781729    3.955191     3.822865     7.778056   0.000000  961.826538
B-2     965.781753    3.955215     3.822875     7.778090   0.000000  961.826538
B-3     965.781742    3.955204     3.822888     7.778092   0.000000  961.826538

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:42                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S3 (POOL #  4807)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4807
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,614.52
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,459.37

SUBSERVICER ADVANCES THIS MONTH                                        6,904.13
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     826,679.50

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     188,269,554.10

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          460

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,673,437.63

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.60797800 %     1.10209900 %    0.28899750 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.59557000 %     1.10834844 %    0.29250670 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,282,709.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,675,675.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.25377499
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              165.20

POOL TRADING FACTOR:                                                82.47636887

Run:        04/26/05     10:57:31                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S3(POOL #  4807)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4807
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XGN7   224,872,000.00 185,028,704.09     4.750000  %  1,598,494.47
A-P     76111XGP2       658,588.67     605,236.68     0.000000  %      2,976.10
A-V     76111XGQ0             0.00           0.00     0.199188  %          0.00
R       76111XGR8           100.00           0.00     4.750000  %          0.00
M-1     76111XGS6     1,370,500.00   1,318,183.27     4.750000  %      5,481.51
M-2     76111XGT4       456,600.00     439,170.00     4.750000  %      1,826.24
M-3     76111XGU1       342,400.00     329,329.41     4.750000  %      1,369.48
B-1     76111XGV9       228,300.00     219,585.00     4.750000  %        913.12
B-2     76111XGW7       114,100.00     109,744.41     4.750000  %        456.36
B-3     76111XGX5       228,316.90     219,601.25     4.750000  %        913.18

-------------------------------------------------------------------------------
                  228,270,905.57   188,269,554.11                  1,612,430.46
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       732,405.29  2,330,899.76            0.00       0.00    183,430,209.62
A-P             0.00      2,976.10            0.00       0.00        602,260.58
A-V        31,250.79     31,250.79            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,217.81     10,699.32            0.00       0.00      1,312,701.76
M-2         1,738.38      3,564.62            0.00       0.00        437,343.76
M-3         1,303.60      2,673.08            0.00       0.00        327,959.93
B-1           869.19      1,782.31            0.00       0.00        218,671.88
B-2           434.40        890.76            0.00       0.00        109,288.05
B-3           869.25      1,782.43            0.00       0.00        218,688.07

-------------------------------------------------------------------------------
          774,088.71  2,386,519.17            0.00       0.00    186,657,123.65
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     822.817888    7.108464     3.256987    10.365451   0.000000  815.709424
A-P     918.990429    4.518906     0.000000     4.518906   0.000000  914.471524
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     961.826540    3.999642     3.807231     7.806873   0.000000  957.826897
M-2     961.826547    3.999650     3.807227     7.806877   0.000000  957.826897
M-3     961.826547    3.999650     3.807243     7.806893   0.000000  957.826897
B-1     961.826547    3.999650     3.807227     7.806877   0.000000  957.826897
B-2     961.826546    3.999649     3.807187     7.806836   0.000000  957.826897
B-3     961.826557    3.999660     3.807208     7.806868   0.000000  957.826897

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:31                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S3 (POOL #  4807)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4807
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,215.01
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,804.42

SUBSERVICER ADVANCES THIS MONTH                                        4,509.58
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     564,935.51

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     186,657,123.66

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          458

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      829,472.88

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.59557000 %     1.11192300 %    0.29156640 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.58931200 %     1.11327412 %    0.29381010 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,282,709.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,675,675.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.25399782
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              164.10

POOL TRADING FACTOR:                                                81.77000183

Run:        04/07/05     13:16:10                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S3(POOL #  4807)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4807
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XGN7   224,872,000.00 183,430,209.62     4.750000  %  3,466,430.99
A-P     76111XGP2       658,588.67     602,260.58     0.000000  %      5,926.45
A-V     76111XGQ0             0.00           0.00     0.199505  %          0.00
R       76111XGR8           100.00           0.00     4.750000  %          0.00
M-1     76111XGS6     1,370,500.00   1,312,701.76     4.750000  %      5,454.06
M-2     76111XGT4       456,600.00     437,343.76     4.750000  %      1,817.09
M-3     76111XGU1       342,400.00     327,959.93     4.750000  %      1,362.62
B-1     76111XGV9       228,300.00     218,671.88     4.750000  %        908.55
B-2     76111XGW7       114,100.00     109,288.05     4.750000  %        454.08
B-3     76111XGX5       228,316.90     218,688.07     4.750000  %        908.62

-------------------------------------------------------------------------------
                  228,270,905.57   186,657,123.65                  3,483,262.46
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       726,077.91  4,192,508.90            0.00       0.00    179,963,778.63
A-P             0.00      5,926.45            0.00       0.00        596,334.13
A-V        31,032.50     31,032.50            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,196.11     10,650.17            0.00       0.00      1,307,247.70
M-2         1,731.15      3,548.24            0.00       0.00        435,526.67
M-3         1,298.17      2,660.79            0.00       0.00        326,597.31
B-1           865.58      1,774.13            0.00       0.00        217,763.33
B-2           432.60        886.68            0.00       0.00        108,833.97
B-3           865.64      1,774.26            0.00       0.00        217,779.45

-------------------------------------------------------------------------------
          767,499.66  4,250,762.12            0.00       0.00    183,173,861.19
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     815.709424   15.415129     3.228850    18.643979   0.000000  800.294295
A-P     914.471523    8.998712     0.000000     8.998712   0.000000  905.472811
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     957.826895    3.979613     3.791397     7.771010   0.000000  953.847282
M-2     957.826892    3.979610     3.791393     7.771003   0.000000  953.847282
M-3     957.826896    3.979614     3.791384     7.770998   0.000000  953.847282
B-1     957.826914    3.979632     3.791415     7.771047   0.000000  953.847282
B-2     957.826861    3.979579     3.791411     7.770990   0.000000  953.847282
B-3     957.826882    3.979600     3.791397     7.770997   0.000000  953.847282

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:10                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S3 (POOL #  4807)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4807
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,003.97
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,897.74

SUBSERVICER ADVANCES THIS MONTH                                       18,371.77
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,743,666.03

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     183,173,861.21

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          452

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,707,658.25

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.58931200 %     1.11687700 %    0.29286210 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.56841700 %     1.12973088 %    0.29816200 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,282,709.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,675,675.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.25442953
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              163.10

POOL TRADING FACTOR:                                                80.24406823

Run:        04/25/05     12:55:10                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S3(POOL #  4807)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4807
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XGN7   224,872,000.00 179,963,778.63     4.750000  %  3,387,069.91
A-P     76111XGP2       658,588.67     596,334.13     0.000000  %     18,759.20
A-V     76111XGQ0             0.00           0.00     0.200081  %          0.00
R       76111XGR8           100.00           0.00     4.750000  %          0.00
M-1     76111XGS6     1,370,500.00   1,307,247.70     4.750000  %      5,494.31
M-2     76111XGT4       456,600.00     435,526.67     4.750000  %      1,830.50
M-3     76111XGU1       342,400.00     326,597.31     4.750000  %      1,372.68
B-1     76111XGV9       228,300.00     217,763.33     4.750000  %        915.25
B-2     76111XGW7       114,100.00     108,833.97     4.750000  %        457.42
B-3     76111XGX5       228,316.90     217,779.45     4.750000  %        915.31

-------------------------------------------------------------------------------
                  228,270,905.57   183,173,861.19                  3,416,814.58
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       712,356.62  4,099,426.53            0.00       0.00    176,576,708.72
A-P             0.00     18,759.20            0.00       0.00        577,574.93
A-V        30,541.30     30,541.30            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,174.52     10,668.83            0.00       0.00      1,301,753.39
M-2         1,723.96      3,554.46            0.00       0.00        433,696.17
M-3         1,292.78      2,665.46            0.00       0.00        325,224.63
B-1           861.98      1,777.23            0.00       0.00        216,848.08
B-2           430.80        888.22            0.00       0.00        108,376.55
B-3           862.04      1,777.35            0.00       0.00        216,864.14

-------------------------------------------------------------------------------
          753,244.00  4,170,058.58            0.00       0.00    179,757,046.61
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     800.294295   15.062213     3.167832    18.230045   0.000000  785.232082
A-P     905.472808   28.483940     0.000000    28.483940   0.000000  876.988869
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     953.847281    4.008982     3.775644     7.784626   0.000000  949.838299
M-2     953.847278    4.008979     3.775646     7.784625   0.000000  949.838299
M-3     953.847294    4.008995     3.775643     7.784638   0.000000  949.838299
B-1     953.847278    4.008979     3.775646     7.784625   0.000000  949.838299
B-2     953.847238    4.008940     3.775635     7.784575   0.000000  949.838299
B-3     953.847288    4.008989     3.775629     7.784618   0.000000  949.838299

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:11                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S3 (POOL #  4807)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4807
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,070.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,748.61

SUBSERVICER ADVANCES THIS MONTH                                        3,801.45
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     428,590.95

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     179,757,046.61

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          446

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,646,929.67

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.56841700 %     1.13342000 %    0.29719130 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.54739900 %     1.14636629 %    0.30253960 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,356,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,716,242.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.25467188
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              161.80

POOL TRADING FACTOR:                                                78.74724383